UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 5, 2014 (February 1, 2014)

HALLADOR ENERGY COMPANY
(Exact name of registrant as specified in its charter)

Colorado	0-14731	84-1014610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1660 Lincoln Street, Suite 2700, Denver Colorado	80264-2701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 303-839-5504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Changes in Officer Positions

On January 24, 2014, David Hardie, stepped down as Chairman, but will remain on the Board. The Board appointed Victor Stabio as Chairman and promoted Brent Bilsland to CEO. Mr. Bilsland will hold both the President and CEO positions.  Mr. Stabio was CEO; he remains an employee of the Company.

Granting of Restricted Stock Units (RSUs)

Effective February 1, 2014 our Compensation Committee granted 320,000 RSUs to Victor Stabio, our Chairman; 400,000 RSUs to Brent Bilsland our CEO and President; and 120,000 RSUs to W. A. Bishop, our CFO.  Beginning December 16, 2013, Mr. Stabio's and Mr. Bilsland's RSUs will lapse equally over four years on an annual basis and Mr. Bishop's will lapse equally over two years on an annual basis.

On February 5, 2014 we had 1.1 million RSUs outstanding and 1.4 million available for future issuance.

A form of our RSU Agreement was previously filed in our Form 8-K dated September 18, 2009.

Executive Salary Increases

Annual salaries were approved by the Compensation Committee.   Effective February 1, 2014 the new annual salaries are: Mr. Stabio - $325,000; Mr. Bilsland - $350,000; and Mr. Bishop - $210,000.

Our Compensation Committee consists of Messrs. David Hardie, Steven Hardie, Bryan Lawrence, Sheldon Lubar and John Van Heuvelen.  These five gentlemen control about 58% of our common stock.

Director Compensation

The Board of Directors approved to pay Mr. John Van Heuvelen, our Audit Committee Chairman, $100,000 annually on his anniversary through September 17, 2016.  He has the option to be paid in cash or our stock. For the past five years, he has elected to be paid solely with stock.  Mr. Van Heuvelen is our only paid director.

ITEM 8.01 OTHER EVENTS

Savoy Energy L.P. Retains Energy Spectrum Advisors To Market Its Trenton Black River Oil Properties

See attached Press Release dated February 5, 2014.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibit  - 99  -  Press Release dated February 5, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2014	HALLADOR ENERGY COMPANY By:/s/W. Anderson Bishop W. Anderson Bishop, CFO